SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED DECEMBER 23, 2002
(To Prospectus dated November 22, 2002)



                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2002-38
                                    Issuer

                                 -------------


----------------------------
The Class A-3
Certificates represent
obligations of the trust
only and do not                   The Class A-3 Certificates
represent an interest in
or obligation of                  o   This supplement relates to the offering of the Class A-3 Certificates of the
CWMBS, Inc.,                          series referenced above. This supplement does not contain complete
Countrywide Home                      information about the offering of the Class A-3 Certificates.  Additional
Loans, Inc.,                          information is contained in the prospectus supplement dated December 23,
Countrywide Home                      2002, prepared in connection with the offering of the offered certificates of
Loans Servicing LP or                 the series referenced above and in the prospectus of the depositor dated
any of their affiliates.              November 22, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the        o   As of January 26, 2004, the class certificate balance of the Class A-3
offered certificates only             Certificates was approximately $21,154,000.
if accompanied by the
prospectus supplement
and the prospectus.
----------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

February 13, 2004

                               THE MORTGAGE POOL

         As of January 26, 2004 (the "Reference Date"), the Mortgage Pool included approximately 387 Mortgage Loans having an aggregate Stated Principal Balance of approximately $165,656,773.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                          As of January 1, 2004
                                                          ---------------------


Total Number of Mortgage Loans...............................         387
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days............................................             0.26%
       60-89 days............................................             0.00%
       90+ days or more (excluding pending foreclosures).....             0.00%
                                                                          -----
       Total Delinquencies...................................             0.26%
                                                                          =====
Foreclosures Pending.........................................             0.26%
                                                                          -----
Total Delinquencies and foreclosures pending.................             0.52%
                                                                          =====
______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $48.748 billion at December 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                                                        10 Month
                                                                      Period Ended
                                           At February 28 (29),       December 31,          At December 31,
                                           -----------------------    --------------   -------------------------
                                           2000           2001           2001            2002           2003
                                           --------  -------------    --------------   -------------  ----------
Delinquent Mortgage Loans and Pending
  Foreclosures at
  Period End:
     30-59 days...................            1.36%         1.61%          1.89%           2.11%          2.77%
     60-89 days...................            0.22          0.28           0.39            0.53           1.18%
     90 days or more (excluding
        pending foreclosures).....            0.16          0.14           0.23            0.35           1.45%
                                           --------  -------------    --------------   -------------  ----------
          Total of delinquencies              1.75%         2.03%          2.50%           2.99%          5.41%
                                           ========  =============    ==============   =============  ==========
Foreclosures pending..............            0.16%         0.27%          0.31%           0.31%          1.39%
                                           ========  =============    ==============   =============  ==========
Total delinquencies and
  foreclosures pending............            1.91%         2.30%          2.82%           3.31%          6.80%
                                           ========  =============    ==============   =============  ==========

Net Gains/(Losses) on liquidated
  loans(1)........................     $(3,076,240)   $(2,988,604)   $(5,677,141)     $(10,788,657)  $(16,159,208)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2).......          (0.017)%      (0.014)%       (0.022)%         (0.032)%       (0.033)%
Percentage of Net Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1).....................          (0.017)%      (0.015)%       (0.023)%         (0.033)%       (0.034)%


         (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

         (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

         The Class A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

         As of January 26, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $21,154,000, evidencing a beneficial ownership interest of approximately 12.77% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $162,560,075 and evidenced in the aggregate a beneficial ownership interest of approximately 98.13% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $3,096,698 and evidenced in the aggregate a beneficial ownership interest of approximately 1.87% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The January 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Tables" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

         o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

         o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

         o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

         o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

         o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

         o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

         o the Class Certificate Balance of the Class A-3 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

         o interest accrues on the Class A-3 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each Non-Discount mortgage loan as described in the prospectus supplement,

         o distributions in respect of the Class A-3 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

         o the closing date of the sale of the Class A-3 Certificates is February 13, 2004,

         o the seller is not required to repurchase or substitute for any mortgage loan,

         o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

         o  no class of certificates becomes a Restricted Class.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding
                                               Percentage of the
                                            Prepayment Assumption
                                     ---------------------------------------
Distribution Date                    0%    100%   150   300%   500%    800%
-----------------                    ----  -----  ----  ----   -----  ------
Initial..........................    100    100   100    100    100     100
February 2005....................    100    100   100    100    100     100
February 2006....................    100    100   100    100    100     100
February 2007....................    100    100   100    100    100     63
February 2008....................    100    100   100    100     91     27
February 2009....................    100    100   100    100     57     11
February 2010....................    100    100   100    92      35      4
February 2011....................    100    100   100    66      22      2
February 2012....................    100    100   100    47      13      1
February 2013....................    100    100    82    32      8       0
February 2014....................    100    83     60    22      4       0
February 2015....................    100    59     41    13      2       0
February 2016....................     75    36     25     7      1       0
February 2017....................     34    15     10     3      0       0
February 2018....................     0      0     0      0      0       0
February 2019....................     0      0     0      0      0       0
Weighted Average Life (in years).** 12.7  11.5   10.8   8.4    5.9     3.7
                                    ----  ----   -----  ---   -----  -------
__________________________
(*) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,171,320, $100,000 and $1,699,670, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o Exemption for non-U.S. Persons (W-8BEN). In general, beneficial owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

         o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

         o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         o U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

   Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

         The Class A-3 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans
(As of Reference Date)
Total Number of Loans                                 387
Aggregate Principal Balance                      $165,656,773
Average Principal                                  $428,054            $147,061 to $955,848
Weighted Average Mortgage Rate                       5.570%              5.125% to 6.750%
Net Weighted Average Mortgage Rate                   5.311%              4.866% to 6.491%
Weighted Average Original Term (months)               177                   120 to 180
Weighted Average Remaining Term (months)              163                    82 to 169
Weighted Average Combined Loan-to-Value Ratio        59.84%              20.77% to 86.96%





                                         MORTGAGE RATES

                                     Number of                  Aggregate           Percent of
                                      Mortgage              Principal Balance        Mortgage
Mortgage Rates(%)                      Loans                   Outstanding             Pool
----------------------------------------------------------------------------------------------------
5.125                                    1                        $375,368              0.23       %
5.250                                    33                    $13,402,092              8.09
5.375                                    82                    $36,365,306             21.95
5.500                                   116                    $52,403,086             31.63
5.625                                    47                    $19,823,379             11.97
5.750                                    35                    $13,135,422              7.93
5.875                                    52                    $21,820,047             13.17
6.000                                    10                     $4,256,646              2.57
6.125                                     2                       $741,708              0.45
6.250                                     4                     $1,541,381              0.93
6.375                                     2                       $491,980              0.30
6.625                                     1                       $383,872              0.23
6.750                                     2                       $916,487              0.55
----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00       %
====================================================================================================


                          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES


                                     Number of                  Aggregate           Percent of
Range of Current Mortgage             Mortgage              Principal Balance        Mortgage
Loan Amounts                           Loans                   Outstanding             Pool
----------------------------------------------------------------------------------------------------
$100,000.01 - $200,000.00                 5                       $808,107              0.49       %
$200,000.01 - $300,000.00                14                     $3,863,790              2.33
$300,000.01 - $400,000.00               177                    $62,244,057             37.57
$400,000.01 - $500,000.00               108                    $47,990,731             28.97
$500,000.01 - $600,000.00                50                    $27,318,595             16.49
$600,000.01 - $700,000.00                19                    $11,894,284              7.18
$700,000.01 - $800,000.00                 7                     $5,160,371              3.12
$800,000.01 - $900,000.00                 2                     $1,667,980              1.01
$900,000.01 - $1,000,000.00               5                     $4,708,858              2.84
----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00       %
====================================================================================================


                          DOCUMENTATION PROGRAM FOR MORTGAGE LOANS


                                     Number of                  Aggregate           Percent of
                                      Mortgage              Principal Balance        Mortgage
Type of Program                        Loans                   Outstanding             Pool
----------------------------------------------------------------------------------------------------
Full/Alternative                        223                    $98,982,981             59.75       %
Reduced                                 145                    $57,943,781             34.98
Streamline                               12                     $6,344,592              3.83
CLUES Plus                                4                     $1,242,500              0.75
No Ratio                                  3                     $1,142,919              0.69
----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00       %
====================================================================================================




                                 ORIGINAL LOAN-TO-VALUE RATIOS

                                     Number of                  Aggregate           Percent of
Range of Original Loan-to-Value       Mortgage              Principal Balance        Mortgage
Ratios(%)                              Loans                   Outstanding             Pool
-----------------------------------------------------------------------------------------------------
50.00 or less                           111                    $48,067,223             29.02        %
50.01 - 55.00                            32                    $13,202,022              7.97
55.01 - 60.00                            35                    $14,645,927              8.84
60.01 - 65.00                            35                    $16,178,898              9.77
65.01 - 70.00                            47                    $19,378,852             11.70
70.01 - 75.00                            64                    $28,808,825             17.39
75.01 - 80.00                            56                    $22,941,135             13.85
80.01 - 85.00                             4                     $1,370,886              0.83
85.01 - 90.00                             3                     $1,063,006              0.64
-----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00        %
=====================================================================================================


                            STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                     Number of                  Aggregate           Percent of
                                      Mortgage              Principal Balance        Mortgage
State                                  Loans                   Outstanding             Pool
-----------------------------------------------------------------------------------------------------
California                              138                    $59,983,250             36.21        %
Colorado                                 18                     $7,193,134              4.34
Connecticut                              9                      $3,752,574              2.27
Florida                                  14                     $6,110,488              3.69
Georgia                                  13                     $5,627,517              3.40
Maryland                                 16                     $6,839,299              4.13
Massachusetts                            9                      $4,042,541              2.44
Michigan                                 8                      $3,706,109              2.24
New Jersey                               17                     $6,585,713              3.98
New York                                 14                     $4,979,364              3.01
Pennsylvania                             8                      $3,901,180              2.35
Tennessee                                10                     $5,203,463              3.14
Texas                                    29                    $12,203,860              7.37
Virginia                                 13                     $5,117,091              3.09
Other (less than 2%)                     71                    $30,411,188             18.36
-----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00        %
=====================================================================================================




                                   PURPOSE OF MORTGAGE LOANS

                                     Number of                  Aggregate           Percent of
                                      Mortgage              Principal Balance        Mortgage
Loan Purpose                           Loans                   Outstanding             Pool
-----------------------------------------------------------------------------------------------------
Refinance (rate/term)                   272                   $115,824,346             69.92        %
Refinance (cash-out)                     78                    $33,888,363             20.46
Purchase                                 37                    $15,944,064              9.62
-----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00        %
=====================================================================================================


                                 TYPE OF MORTGAGED PROPERTIES

                                     Number of                  Aggregate           Percent of
                                      Mortgage              Principal Balance        Mortgage
Property Type                          Loans                   Outstanding             Pool
-----------------------------------------------------------------------------------------------------
Single-Family Residence                 278                   $121,052,888             73.07        %
Planned-Unit Development                 95                    $39,257,640             23.70
Low-Rise Condominium                     10                     $3,824,914              2.31
High-Rise Condominium                     2                       $924,120              0.56
Two-to Four-Family Units                  2                       $597,211              0.36
-----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00        %
=====================================================================================================


                                        OCCUPANCY TYPES

                                     Number of                  Aggregate           Percent of
                                      Mortgage              Principal Balance        Mortgage
Occupancy Types                        Loans                   Outstanding             Pool
-----------------------------------------------------------------------------------------------------
Primary Residence                       378                   $162,036,962             97.81        %
Secondary Residence                       9                     $3,619,811              2.19
-----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00        %
=====================================================================================================




                                   REMAINING TERMS TO MATURITY

                                     Number of                  Aggregate           Percent of
Remaining Term to                     Mortgage              Principal Balance        Mortgage
Maturity (Months)                      Loans                   Outstanding             Pool
-----------------------------------------------------------------------------------------------------
169                                      10                     $4,939,793              2.98        %
168                                     109                    $48,190,406             29.09
167                                     123                    $51,968,147             31.37
166                                      54                    $23,624,709             14.26
165                                      21                     $8,093,411              4.89
164                                      11                     $4,241,820              2.56
163                                       7                     $3,200,009              1.93
162                                       4                     $1,443,977              0.87
161                                       6                     $2,863,771              1.73
160                                       5                     $1,977,515              1.19
159                                       1                       $343,865              0.21
158                                       4                     $1,768,268              1.07
157                                       1                       $529,553              0.32
156                                       2                       $739,220              0.45
155                                       2                       $856,514              0.52
153                                       1                       $627,985              0.38
151                                       2                       $673,584              0.41
149                                       2                       $806,310              0.49
146                                       1                       $372,445              0.22
136                                       1                       $365,200              0.22
109                                       1                       $279,669              0.17
108                                       2                       $779,675              0.47
107                                       4                     $1,986,389              1.20
106                                       5                     $2,165,478              1.31
105                                       3                     $1,044,947              0.63
104                                       1                       $504,310              0.30
102                                       1                       $423,021              0.26
101                                       1                       $332,774              0.20
100                                       1                       $217,465              0.13
82                                        1                       $296,543              0.18
-----------------------------------------------------------------------------------------------------

Total                                   387                   $165,656,773            100.00        %
=====================================================================================================


                                  EXHIBIT 2


          THE                                                                                         Distribution Date: 1/26/04
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318




                                            Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                         Certificate                        Pass
                              Class          Rate         Beginning       Through       Principal       Interest        Total
  Class        Cusip       Description       Type          Balance        Rate (%)     Distribution   Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------------------
   A1        12669DTR9       Senior      Fix-30/360    66,684,781.29      5.000000      802,099.27     277,853.26    1,079,952.52
   A2        12669DTS7       Senior      Fix-30/360    76,665,807.85      5.000000    1,176,598.24     319,440.87    1,496,039.11
   A3        12669DTT5       Senior      Fix-30/360    21,154,000.00      5.000000            0.00      88,141.67       88,141.67
   PO        12669DTU2      Strip PO     Fix-30/360        34,330.20      0.000000          146.58           0.00          146.58
   AR        12669DTV0       Senior      Fix-30/360             0.00      5.000000            0.00           0.00            0.00
----------------------------------------------------------------------------------------------------------------------------------
   M         12669DTW8       Junior      Fix-30/360     1,554,379.10      5.000000        6,395.08       6,476.58       12,871.66
   B1        12669DTX6       Junior      Fix-30/360       597,838.12      5.000000        2,459.65       2,490.99        4,950.64
   B2        12669DTY4       Junior      Fix-30/360       358,702.87      5.000000        1,475.79       1,494.60        2,970.38
   B3        12669DXC7       Junior      Fix-30/360       239,135.25      5.000000          983.86         996.40        1,980.26
   B4        12669DXD5       Junior      Fix-30/360       119,567.62      5.000000          491.93         498.20          990.13
   B5        12669DXE3       Junior      Fix-30/360       239,868.19      5.000000          986.83         999.45        1,986.28
----------------------------------------------------------------------------------------------------------------------------------
 Totals                                               167,648,410.49                  1,991,637.23     698,392.02    2,690,029.23
----------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------
              Current                  Cumulative
              Realized      Ending       Realized
  Class        Losses       Balance       Losses
-------------------------------------------------
   A1           0.00    65,882,682.02      0.00
   A2           0.00    75,489,209.61      0.00
   A3           0.00    21,154,000.00      0.00
   PO           0.00        34,183.62      0.00
   AR           0.00             0.00      0.00
-------------------------------------------------
   M            0.00     1,547,984.03      0.00
   B1           0.00       595,378.47      0.00
   B2           0.00       357,227.08      0.00
   B3           0.00       238,151.39      0.00
   B4           0.00       119,075.69      0.00
   B5           0.05       238,881.31      0.06
-------------------------------------------------
 Totals         0.05   165,656,773.22      0.06
-------------------------------------------------



          THE                                                                                         Distribution Date: 1/26/04
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318





                                            Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------
                             Original       Beginning        Scheduled                   Unscheduled        Net
                            Certificate    Certificate       Principal      Accretion     Principal      Principal
  Class        Cusip          Balance        Balance       Distribution     Principal    Adjustments   Distribution
----------------------------------------------------------------------------------------------------------------------
    A1       12669DTR9   100,000,000.00   66,684,781.29      802,099.27          0.00          0.00      802,099.27
    A2       12669DTS7   125,536,000.00   76,665,807.85    1,176,598.24          0.00          0.00    1,176,598.24
    A3       12669DTT5    21,154,000.00   21,154,000.00            0.00          0.00          0.00            0.00
    PO       12669DTU2        59,133.77       34,330.20          146.58          0.00          0.00          146.58
    AR       12669DTV0           100.00            0.00            0.00          0.00          0.00            0.00
----------------------------------------------------------------------------------------------------------------------
    M        12669DTW8     1,625,000.00    1,554,379.10        6,395.08          0.00          0.00        6,395.08
    B1       12669DTX6       625,000.00      597,838.12        2,459.65          0.00          0.00        2,459.65
    B2       12669DTY4       375,000.00      358,702.87        1,475.79          0.00          0.00        1,475.79
    B3       12669DXC7       250,000.00      239,135.25          983.86          0.00          0.00          983.86
    B4       12669DXD5       125,000.00      119,567.62          491.93          0.00          0.00          491.93
    B5       12669DXE3       250,766.23      239,868.19          986.83          0.00          0.00          986.83
----------------------------------------------------------------------------------------------------------------------
  Totals                 250,000,000.00  167,648,410.49    1,991,637.23          0.00          0.00    1,991,637.23
----------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------
              Current         Ending         Ending
              Realized     Certificate     Certificate
  Class        Losses        Balance         Factor
-------------------------------------------------------
    A1           0.00    65,882,682.02   0.65882682018
    A2           0.00    75,489,209.61   0.60133515174
    A3           0.00    21,154,000.00   1.00000000000
    PO           0.00        34,183.62   0.57807268446
    AR           0.00             0.00   0.00000000000
-------------------------------------------------------
    M            0.00     1,547,984.03   0.95260555407
    B1           0.00       595,378.47   0.95260555407
    B2           0.00       357,227.08   0.95260555407
    B3           0.00       238,151.39   0.95260555407
    B4           0.00       119,075.69   0.95260555407
    B5           0.05       238,881.31   0.95260559215
-------------------------------------------------------
  Totals         0.05   165,656,773.22
-------------------------------------------------------



          THE                                                                                         Distribution Date: 1/26/04
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318





                                            Interest Distribution Detail
-------------------------------------------------------------------------------------------------------------------
              Beginning        Pass        Accrued      Cumulative                      Total             Net
             Certificate      Through      Optimal        Unpaid        Deferred      Interest        Prepayment
   Class       Balance       Rate (%)      Interest      Interest       Interest         Due         Int Shortfall
-------------------------------------------------------------------------------------------------------------------
    A1     66,684,781.29     5.000000    277,853.26        0.00          0.00        277,853.26           0.00
    A2     76,665,807.85     5.000000    319,440.87        0.00          0.00        319,440.87           0.00
    A3     21,154,000.00     5.000000     88,141.67        0.00          0.00         88,141.67           0.00
    PO         34,330.20     0.000000          0.00        0.00          0.00              0.00           0.00
    AR              0.00     5.000000          0.00        0.00          0.00              0.00           0.00
-------------------------------------------------------------------------------------------------------------------
    M       1,554,379.10     5.000000      6,476.58        0.00          0.00          6,476.58           0.00
    B1        597,838.12     5.000000      2,490.99        0.00          0.00          2,490.99           0.00
    B2        358,702.87     5.000000      1,494.60        0.00          0.00          1,494.60           0.00
    B3        239,135.25     5.000000        996.40        0.00          0.00            996.40           0.00
    B4        119,567.62     5.000000        498.20        0.00          0.00            498.20           0.00
    B5        239,868.19     5.000000        999.45        0.00          0.00            999.45           0.00
-------------------------------------------------------------------------------------------------------------------
 Totals   167,648,410.49                 698,392.02        0.00          0.00        698,392.02           0.00
-------------------------------------------------------------------------------------------------------------------




----------------------------------------
           Unscheduled
             Interest          Interest
   Class    Adjustment           Paid
----------------------------------------
    A1         0.00           277,853.26
    A2         0.00           319,440.87
    A3         0.00            88,141.67
    PO         0.00                 0.00
    AR         0.00                 0.00
----------------------------------------
    M          0.00             6,476.58
    B1         0.00             2,490.99
    B2         0.00             1,494.60
    B3         0.00               996.40
    B4         0.00               498.20
    B5         0.00               999.45
----------------------------------------
 Totals        0.00           698,392.02
----------------------------------------



          THE                                                                                         Distribution Date: 1/26/04
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318





                                                  Current Payment Information
                                                       Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------
                              Original        Beginning Cert.                                       Ending Cert.        Pass
                            Certificate          Notional          Principal        Interest          Notional        Through
  Class       Cusip           Balance             Balance        Distribution     Distribution         Balance        Rate (%)
------------------------------------------------------------------------------------------------------------------------------
    A1      12669DTR9    100,000,000.00       666.847812868      8.020992686      2.778532554       658.826820183    5.000000
    A2      12669DTS7    125,536,000.00       610.707747975      9.372596231      2.544615617       601.335151744    5.000000
    A3      12669DTT5     21,154,000.00     1,000.000000000      0.000000000      4.166666667     1,000.000000000    5.000000
    PO      12669DTU2         59,133.77       580.551451768      2.478767310      0.000000000       578.072684458    0.000000
    AR      12669DTV0            100.00         0.000000000      0.000000000      0.000000000         0.000000000    5.000000
------------------------------------------------------------------------------------------------------------------------------
    M       12669DTW8      1,625,000.00       956.540986868      3.935432798      3.985587445       952.605554071    5.000000
    B1      12669DTX6        625,000.00       956.540986868      3.935432798      3.985587445       952.605554071    5.000000
    B2      12669DTY4        375,000.00       956.540986868      3.935432798      3.985587445       952.605554071    5.000000
    B3      12669DXC7        250,000.00       956.540986868      3.935432798      3.985587445       952.605554071    5.000000
    B4      12669DXD5        125,000.00       956.540986868      3.935432798      3.985587445       952.605554071    5.000000
    B5      12669DXE3        250,766.23       956.541025101      3.935246414      3.985587605       952.605592146    5.000000
------------------------------------------------------------------------------------------------------------------------------
  Totals                 250,000,000.00       670.593641960      7.966548920      2.793568080       662.627092880
------------------------------------------------------------------------------------------------------------------------------



          THE
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318






Pool Level Data

Distribution Date                                                                                                 1/26/04
Cut-off Date                                                                                                      12/1/02
Determination Date                                                                                                 1/1/04
Accrual Period 30/360                       Begin                                                                 12/1/03
                                            End                                                                    1/1/04
Number of Days in 30/360 Accrual Period                                                                                30


-----------------------------------------------------------
                   Collateral Information
-----------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                       250,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                          167,648,410.48
Ending Aggregate Pool Stated Principal Balance                                                             165,656,773.22

Beginning Aggregate Certificate Stated Principal Balance                                                   167,648,410.48
Ending Aggregate Certificate Stated Principal Balance                                                      165,656,773.22


Beginning Aggregate Loan Count                                                                                        390
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                         3
Ending Aggregate Loan Count                                                                                           387

Beginning Weighted Average Loan Rate (WAC)                                                                      5.572452%
Ending Weighted Average Loan Rate (WAC)                                                                         5.570406%

Beginning Net Weighted Average Loan Rate                                                                        4.998976%
Ending Net Weighted Average Loan Rate                                                                           4.998968%

Weighted Average Maturity (WAM) (Months)                                                                              164

Servicer Advances                                                                                                8,917.63

Aggregate Pool Prepayment                                                                                    1,301,890.43
Pool Prepayment Rate                                                                                           8.9662 CPR




-----------------------------------------------------------
                  Certificate Information
-----------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                          98.1448508729%
Senior Prepayment Percentage                                                                              100.0000000000%

Subordinate Percentage                                                                                      1.8551491271%
Subordinate Prepayment Percentage                                                                           0.0000000000%



          THE
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318







Certificate Account

Beginning Balance                                                                                                    0.00

Deposit
Payments of Interest and Principal                                                                           2,768,442.03
Liquidation Proceeds                                                                                                 0.00
All Other Proceeds                                                                                                   0.00
Other Amounts                                                                                                        0.00
                                                                                                             ------------
Total Deposits                                                                                               2,768,442.03



Withdrawals
Reimbursement of Servicer Advances                                                                                   0.00
Payment of Master Servicer Fees                                                                                 34,478.26
Payment of Sub Servicer Fees                                                                                        32.88
Payment of Other Fees                                                                                           43,901.67
Payment of Insurance Premium(s)                                                                                      0.00
Payment of Personal Mortgage Insurance                                                                              32.88
Other Permitted Withdrawal per the Pooling and Service Agreement                                                     0.00
Payment of Principal and Interest                                                                            2,690,029.21
                                                                                                             ------------
Total Withdrawals                                                                                            2,768,474.91



Ending Balance                                                                                                  43,901.67




Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                          448.49
Compensation for Gross PPIS from Servicing Fees                                                                      0.00
Other Gross PPIS Compensation                                                                                        0.00
                                                                                                                   ------
Total Net PPIS (Non-Supported PPIS)                                                                                448.49




Master Servicing Fees Paid                                                                                      34,478.26
Insurance Premium(s) Paid                                                                                            0.00
Personal Mortgage Insurance Fees Paid                                                                               32.88
Other Fees Paid                                                                                                 43,901.67
                                                                                                                ---------
Total Fees                                                                                                      78,412.81



          THE
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318







-----------------------------------------------------------
                 Delinquency Information
-----------------------------------------------------------

Group 1
-------

Delinquency                                            30-59 Days        60-89 Days       90+ Days                 Totals
-----------                                            ----------        ----------       --------                 ------
Scheduled Principal Balance                            379,773.95              0.00             0.00           379,773.95
Percentage of Total Pool Balance                        0.229253%         0.000000%        0.000000%            0.229253%
Number of Loans                                                 1                 0                0                    1
Percentage of Total Loans                               0.258398%         0.000000%        0.000000%            0.258398%


Foreclosure
-----------

Scheduled Principal Balance                                                                                    632,312.87
Percentage of Total Pool Balance                                                                                0.381701%
Number of Loans                                                                                                         1
Percentage of Total Loans                                                                                       0.258398%


Bankruptcy
----------

Scheduled Principal Balance                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%


REO
---

Scheduled Principal Balance                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%
Number of Loans                                                                                                         0
Percentage of Total Loans                                                                                       0.000000%

Book Value of all REO Loans                                                                                          0.00
Percentage of Total Pool Balance                                                                                0.000000%

Current Realized Losses                                                                                              0.00
Additional Gains (Recoveries)/Losses                                                                                 0.00
Total Realized Losses                                                                                                0.00




-----------------------------------------------------------
       Subordination/Credit Enhancement Information
-----------------------------------------------------------

Protection                                                                                  Original          Current
----------                                                                                  --------          -------
Bankruptcy Loss                                                                           100,000.00       100,000.00
Bankruptcy Percentage                                                                      0.040000%        0.060366%
Credit/Fraud Loss                                                                       2,500,000.00     1,699,670.12
Credit/Fraud Loss Percentage                                                               1.000000%        1.026019%




          THE
        BANK OF
       NEW YORK

101 Barclay Street, 8West
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                        Mortgage Pass - Through Certificates
Associate:  AnnMarie Cassano                              Series 2002-38
            212-815-8318






Protection                                                                                  Original          Current
----------                                                                                  --------          -------
Special Hazard Loss                                                                     3,910,667.00     2,171,319.93
Special Hazard Loss Percentage                                                             1.564267%        1.310734%


Credit Support                                                                              Original          Current
--------------                                                                              --------          -------
Class A                                                                               246,749,233.77   162,560,075.24
Class A Percentage                                                                        98.699694%       98.130654%

Class M                                                                                 1,625,000.00     1,547,984.03
Class M Percentage                                                                         0.650000%        0.934453%

Class B1                                                                                  625,000.00       595,378.47
Class B1 Percentage                                                                        0.250000%        0.359405%

Class B2                                                                                  375,000.00       357,227.08
Class B2 Percentage                                                                        0.150000%        0.215643%

Class B3                                                                                  250,000.00       238,151.39
Class B3 Percentage                                                                        0.100000%        0.143762%

Class B4                                                                                  125,000.00       119,075.69
Class B4 Percentage                                                                        0.050000%        0.071881%

Class B5                                                                                  250,766.23       238,881.31
Class B5 Percentage                                                                        0.100306%        0.144203%



                                                         Page 43